UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 18, 2012
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices) (Zip Code)

(503) 727-4100

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting. On April 17, 2012, Umpqua Holdings Corporation held its annual meeting of shareholders.

(b)	Election of Directors. The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

Nominee	For	Percent of Voted	Against	Percent of Voted	Abstain	Percent of Voted
Raymond P. Davis	87,435,604	99.15	458,711	0.54	266,494	0.31
Peggy Y. Fowler	84,391,181	99.10	537,727	0.63	231,901	0.27
Stephen M. Gambee	84,456,403	99.17	414,603	0.49	289,803	0.34
William A. Lansing	83,644,275	98.22	1,225,347	1.44	291,187	0.34
Luis F. Machuca	84,436,270	99.15	431,841	0.51	292,698	0.34
Diane D. Miller	84,503,436	99.23	407,801	0.48	249,572	0.29
Dudley R. Slater	84,458,510	99.18	405,937	0.48	296,362	0.35
Hilliard C. Terry, III	84,447,797	99.16	406,868	0.48	306,144	0.36
Bryan L. Timm	83,072,226	97.55	1,800,818	2.11	287,765	0.34
Frank R.J. Whittaker	84,464,220	99.18	411,421	0.48	285,168	0.33

At the annual meeting, shareholders also voted on the following matters:

Ratification of Auditors. The proposal to ratify the appointment of Moss Adams LLP as the company’s independent auditor for the fiscal year ending December 31, 2012, was approved with the following votes:

	Voted	Percent of Voted
For	98,581,734	98.14
Against	1,571,216	1.56
Abstain	298,219	0.30

“Say-on-Pay”. The proposal to approve, on a non-binding basis, the Company’s executive compensation, as described in the proxy statement, was approved with the following votes:

	Voted	Percent of Voted
For	81,200,281	95.35
Against	1,572,526	1.85
Abstain	2,388,002	2.80
Broker non-votes:	15,290,360	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: April 18, 2012	By:/s/ Steven L. Philpott Steven L. Philpott Executive Vice President/General Counsel Secretary